Exhibit 10.3

ASSUMPTION AND JOINDER AGREEMENT, dated as of September 17, 2012 (this “Joinder”), is executed in connection with that certain Loan and Security Agreement dated as of September 17, 2012 (as may be amended, restated, supplement or modified from time to time, the “Loan Agreement”) among GENESIS GROUP HOLDINGS, INC., a Delaware corporation, RIVES-MONTEIRO LEASING, LLC, an Alabama limited liability company, TROPICAL COMMUNICATIONS, INC., a Florida corporation, each other Person joined thereto as a guarantor, the various financial institutions party thereto as lenders (collectively, the “Lenders”), MIDMARKET CAPITAL PARTNERS, LLC, as agent for the Lenders.  Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings given to such terms in the Loan Agreement.

BACKGROUND

A.   In connection with the execution of the Loan Agreement, Borrower has purchased (i) all of the outstanding stock issued by T N S., Inc., an Illinois corporation (“TNS”) pursuant to that certain Stock Purchase Agreement, dated September 17, 2012 (the “Stock Purchase Agreement”), entered into by and among Borrower, TNS, Joel Raven and Michael Roeske and (ii) all of the outstanding stock issued by ADEX Corporation, a New York corporation (“ADEX”), all of the outstanding stock issued by ADEXCOMM Corporation, a New York corporation (“ADEXCOMM”), and all of the membership interests of ADEX Puerto Rico, LLC (“ADEX Puerto Rico”) pursuant to that certain Equity Purchase Agreement, dated as of September 17, 2012 (together with the Stock Purchase Agreement, the “Purchase Agreement”), entered into by and among Borrower, ADEX, ADEXCOMM, ADEX Puerto Rico, Peter Leibowitz, Gary McGuire, Marc Freedman and Justin Liebowitz.  TNS and ADEX are referred to hereinafter, collectively, as the “Joining Guarantors”.

B.   The Agent and the Lenders consented to the execution and delivery by Borrower of the Purchase Agreement and the consummation of the transactions contemplated thereunder, on the terms and subject to the conditions set forth in the Loan Agreement.

C.   In connection with the execution and delivery of the Loan Agreement, Rives-Monteiro Leasing, LLC, an Alabama limited liability company, and Tropical Communications, Inc., a Florida corporation, each a wholly-owned Subsidiary of Borrower executed and delivered that certain Guaranty and Suretyship Agreement, dated as of the date hereof (as may be amended, restated, supplement or modified from time to time, the “Guaranty”), in favor of Agent, on behalf of Lenders and Lenders.

D.   Pursuant to the Loan Agreement Borrower seeks to join Joining Guarantors as additional co-Guarantors under the Loan Agreement and the Guaranty on the terms and subject to the conditions contained in this Joinder.

NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:

1.     Joinder; Amendment.

(a)   Upon the effectiveness of this Joinder, Joining Guarantors join in as, assume the obligations and liabilities of, adopt the obligations, liabilities and role of, and become Loan Parties and Guarantors under the Loan Agreement and the Guaranty.  All references to Guarantor, Guarantors, Loan Party or Loan Parties contained in the other Loan Agreement and in the Loan Documents are hereby deemed for all purposes to also refer to and include Joining Guarantors as Guarantors and Joining Guarantors hereby agree to comply with all terms and conditions of the Loan Agreement, the Guaranty and, as applicable, the other Loan Documents, as if Joining Guarantors were original signatories to the Loan Agreement, the Guaranty and such other Loan Documents, and the Loan Agreement, the Guaranty and such other Loan Documents are hereby deemed amended to so provide.

(b)   Without limiting the generality of the provisions contained in paragraph (a) above, Joining Guarantors hereby, absolutely and unconditionally guaranty and become surety for, on a joint and several basis, along with all other Guarantors, the complete and faithful performance, payment, observance and fulfillment of all Obligations owing by Borrower to Agent and Lenders.

2.     Security Interest and Loan Documents.  As security for the payment of the Obligations, and satisfaction by Borrower of all covenants and undertakings contained in the Loan Agreement and the other Loan Documents, each Joining Guarantor hereby collaterally assigns and grants in favor of Agent for its benefit and the ratable benefit of each Lender, a continuing first priority, perfected lien and security interest (subject to Permitted Encumbrances) in and upon the Collateral (as defined in the Guaranty) of such Joining Guarantor, whether now owned or hereafter acquired or arising and wherever located as more fully set forth in the Guaranty.  If required, the Joining Guarantors are, simultaneously with the execution of this Joinder, executing and delivering such Loan Documents (and such other documents and instruments) as requested by Agent in accordance with the Loan Agreement or the Guaranty.

3.    Confirmation of Indebtedness.  Borrower confirms and acknowledges, and Joining Guarantors acknowledge, that as of the close of business on September 17, 2012, Borrower was indebted to Agent and Lenders on account of the Term Loan under the Loan Agreement in the aggregate principal amount of $13,000,000, plus all fees, expenses and accrued but unpaid interest and in each case without any deduction, defense, setoff, claim or counterclaim, of any nature.

4.     Representations and Warranties of Joining Guarantors.  Each Joining Guarantor hereby:

(a)   ratifies and agrees to be bound by all representations and warranties made by each Guarantor or Loan Party to Agent and Lenders under the Loan Agreement and all of the other Loan  Documents and confirms that all are true and correct in all material respects as of the date hereof, other than representations and warranties that were made of a specific earlier date;

(b)   ratifies and agrees to abide by all of the covenants, terms, conditions and guaranty obligations contained in the Loan Agreement and the Guaranty, each as amended hereby, until the satisfaction in full of the Obligations (as defined in the Guaranty) and the termination of the commitments of the Lenders under the Loan Agreement;

(c)   represents and warrants that it has the authority and legal right to execute, deliver and carry out the terms of this Joinder, that such actions were duly authorized by all necessary corporate or limited liability company action and that the officers executing this Joinder on its behalf were similarly authorized and empowered, and that this Joinder does not contravene any provisions of its Articles or Certificate of Incorporation, By-laws, Certificate of Formation, Operating Agreement or of any contract or agreement to which it is a party or by which any of its properties are bound; and

(d)   represents and warrants that this Joinder is valid, binding and enforceable against it in accordance with its terms except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (whether enforcement is sought in equity or at law).

5.     Conditions Precedent/Effectiveness Conditions.  This Joinder shall be effective upon Agent’s receipt of the following (each in form and substance satisfactory to Agent):

(a)   This Joinder fully executed by each Joining Guarantor and Agent;

(b)   Agent shall have received, as applicable, each Joining Guarantor’s state certified Certificate or Articles of Incorporation or other state certificate document evidencing such entities’ formation and its by-laws or operating agreement, certified by the Secretary or Assistant Secretary of Joining Guarantor;

(c)   Agent shall have received authorizing resolutions of each Joining Guarantor authorizing the execution of this Joinder, and the transactions contemplated to occur hereunder;

(d)   Uniform Commercial Code, judgment and state and federal tax lien searches against each Joining Guarantor showing no Liens on any assets acquired pursuant to the Purchase Agreement or any of the Collateral, other than Permitted Encumbrances;

(e)   A good standing certificate for each Joining Guarantor dated not more than 30 days prior to the date of this Joinder, issued by the Secretary of State or other official authority of the state of incorporation or formation of such Joining Guarantor; and

(f)   Such other documents, instruments or agreements as Agent shall reasonably request.

6.     Payment of Expenses.  Borrower shall pay or reimburse Agent for its reasonable attorneys’ fees and expenses in connection with the preparation, negotiation and execution of this Joinder and the documents provided for herein or related hereto.

7.     Reaffirmation of Loan Agreement.  Except as modified by the terms hereof, all of the terms and conditions of the Loan Agreement, as amended by this Joinder, and all Loan Documents are hereby reaffirmed and shall continue in full force and effect as therein written.

8.     Miscellaneous.

(a)   Third Party Rights.  No rights are intended to be created hereunder for the benefit of any third party donee, creditor, or incidental beneficiary.

(b)   Headings.  The headings of any paragraph of this Joinder are for convenience only and shall not be used to interpret any provision hereof.

(c)   Governing Law.  This Joinder shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

(d)   Counterparts.  This Joinder may be executed in any number of counterparts and by facsimile or PDF, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties have caused this Joinder to be executed and delivered by their duly authorized officers as of the date first above written.

BORROWER:	GENESIS GROUP HOLDINGS, INC.

	By:	/s/ Lawrence Sands
Name: Lawrence Sands
Title: Senior Vice President

JOINING GUARANTORS:	ADEX CORPORATION

	By:	/s/ Lawrence Sands
Name: Lawrence Sands
Title: Vice President

T N S, INC.

By:	/s/ Lawrence Sands
Name: Lawrence Sands
Title: Vice President

AGENT AND LENDERS:	MIDMARKET CAPITAL PARTNERS, LLC, as Agent

	By:	/s/ David P. Meyer
Name: David P. Meyer
Title: Managing Director

[Joinder Agreement]